Exhibit 99.1

546 E. Main Street • Lexington, KY 40508 • 859-226-4356 • www.triplecrownmedia.com

November 12, 2007

PRESS RELEASE

Triple Crown Media, Inc. Announces Sale of Host Communications, Inc. Businesses

LEXINGTON, KY—Triple Crown Media, Inc. (NASDAQ: TCMI) today announced the signing of a definitive agreement for the sale of its Host Communications, Inc. businesses to IMG, the sports, entertainment and media company. The transaction will be for a gross price of approximately $74.3 million subject to working capital adjustments of up to $1.4 million and an indemnity escrow amount of $5.0 million. The completion of the sale, which is subject to customary conditions to closing, is expected to occur on or before November 15. Current plans call for TCMI president Thomas J. Stultz to join IMG as Senior Vice President and Managing Director of IMG College Sports. TCMI Chairman Robert S. Prather, Jr. will assume management of the Company’s newspapers.

The Host businesses in the fiscal year ended June 30, 2007 generated $81.8 million in revenues and EBITDA of approximately $9.0 million. When the sale is finalized, TCMI will continue to operate its Newspaper Publishing segment which generated $48.5 million in revenues in fiscal 2007 and $14.3 million in EBITDA. After the divestiture TCMI estimates corporate expenses of approximately $2.0 million a year for public company expenses, legal, accounting and administration. TCMI’s newspaper publishing segment consists of the ownership and operation of six daily newspapers and one weekly newspaper with a total daily circulation as of June 30, 2007 of approximately 100,800 and a total Sunday circulation of approximately 135,000. All six daily newspapers are located in Georgia including: The Albany Herald, Gwinnett Daily Post, Henry Herald, Jonesboro News-Daily, Newton Citizen and Rockdale Citizen.

Mr. Prather said TCMI plans to use the proceeds from the sale of the Host businesses to pay down TCMI debt.

TCMI was represented on the Host transaction by Allen & Company of New York, NY.

The company has scheduled a conference call for 2:00 PM EST on Monday, November 12, 2007 to discuss the transaction and its impact on TCMI.

Non-GAAP Financial Measure

In addition to presenting financial results in accordance with generally accepted accounting principles, or GAAP, this earnings release also presents earnings before interest, taxes, depreciation and amortization (“EBITDA”). EBITDA is calculated by deducting operating expenses from operating income and excluding amounts related to interest expense, income tax expense or benefit, depreciation expense, amortization expense and any gain or loss on disposal of assets. The Company believes this non-GAAP financial measure provides investors with additional insight into the Company’s ongoing operating performance. This non-GAAP financial measure should be considered in conjunction with, but not as a substitute for, the financial information presented in accordance with GAAP.

Cautionary Statements for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act:
Except for the historical information contained herein, information set forth in this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and variations of such words and similar expressions that indicate future events and trends are intended to identify such forward-looking statements. These forward-looking statements are subject to risks and uncertainties, which could cause the company's actual results or performance to differ materially from those expressed or implied in such statements. The Company makes no commitment to update any forward-looking statement or to disclose any facts, events, or circumstances after the date hereof that may affect the accuracy of any forward-looking statement. For additional information about the Company and its various risk factors, please see the Company's most recent Annual Report on Form 10-K and other documents as filed with the Securities and Exchange Commission.

Contacts:
Thomas J. Stultz, President & Chief Executive Officer, at (859) 226-4356, or
Mark G. Meikle, Executive Vice President & Chief Financial Officer, at (859) 226-4376
Robert S. Prather, Chairman, at (404) 266-8333.